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                                                                     EXHIBIT 4.1




         COMMON STOCK                                       COMMON STOCK

     Number                                                          Shares

                           [LIPID SCIENCES, INC. LOGO]

INCORPORATED UNDER THE LAWS                  SEE REVERSE FOR CERTAIN DEFINITIONS
OF THE STATE OF ARIZONA                      CUSIP 53630P 10 1


THIS CERTIFIES THAT

 IS THE RECORD HOLDER OF

    FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, NO PAR VALUE, OF

                              LIPID SCIENCES, INC.

transferable on the books of the Corporation by the holder hereof in person or by a duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

         WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

         SECRETARY                PRESIDENT AND CHIEF EXECUTIVE OFFICER

                      [LIPID SCIENCES, INC. CORPORATE SEAL]



COUNTERSIGNED AND REGISTERED:

         AMERICAN STOCK TRANSFER & TRUST COMPANY

                  TRANSFER AGENT AND REGISTRAR

By:

                                    AUTHORIZED SIGNATURE